ERNST & YOUNG LLP
                                 60 STATE STREET
                                 BOSTON, MA  02109








December 28, 1998



Mr. John A. Hanna, Jr.
Treasurer and Chief Financial Officer
Metrisa, Inc.
25 Wiggins Avenue
Bedford, MA  01730

Dear Jack:

Enclosed is a manually signed copy of our opinion on the 1997 financial statements of Tytronics Incorporated. Please retain this letter in your files as evidence of our authorization to include the attached opinion and our typed signature in your 1998 Annual Report on Form 10-K filed by Metrisa, Inc. with the Securities and Exchange Commission under Regulation S-T.

If you have any questions regarding the form or use of this opinion, please call me at (617) 859-6458.

                                        Sincerely,



                                        John K. Haley
                                        Partner